Exhibit 10.5

                                      -3-

                                    Summary

Judgment by the District court of Tel-Aviv-court of Liquidations, in procedure No. 1765/02 (Liquidation) delivered by the Honorable judge Tzipora Baron, on August 9th 2002, in the matter regarding the request by "Hail Holdings (1965) Ltd. ("Hail") and the respondents Bank Leumi of Israel Ltd., Company employees and others, to allow the withholding of all legal proceedings against Fuichtenger Investments 1984 Ltd.

The Court appoints Accountant Dr. Shlomo Ness as trustee, subject to a deposit of a personal liability of 50,000 NIS.

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